AMENDMENT NO. 7 TO PARTICIPATION AGREEMENT

Transamerica Life Insurance Company, Variable Insurance Products Fund, Variable Insurance Products Fund II, Variable Insurance Products Fund III, Variable Insurance Products Fund IV, Variable Insurance Products Fund V, and Fidelity Distributors Corporation hereby amend the Participation Agreement (“Agreement”) dated October 10, 2005, by doing the following:

1.	A new Article XIII. Is hereby added to the Agreement as follows:

Article XIII. Confidentiality

13.1.           Confidentiality. For purposes of this Agreement, "Proprietary Information" shall be defined as any confidential or proprietary information of you or us (each a “Party” and collectively the “Parties”) or their respective affiliates provided to the other party during the term of this Agreement, including, but not limited to confidential customer lists, information relating to customer accounts, and other proprietary and confidential information related to a Party's business or customers, or owned by a Party's customers; provided, however, that nothing in this paragraph or otherwise shall be deemed to prohibit or restrict either Party or their affiliates in any way from soliciting any product or service directed at, without limitation, the general public, any segment thereof or any specific individual provided such solicitation is not based upon any such Proprietary Information. The term "Proprietary Information” shall not include (i) information lawfully in the possession of a Party or its affiliates prior to its receipt from the other Party and without obligation of confidentiality; (ii) information which, without any fault of the other Party, is or becomes available in the public domain; (iii) information subsequently disclosed on a non~confidential basis by a third party not known by the disclosing Party as having a confidential relationship with the Parties and which rightfully acquired such information; (iv) information that is independently developed by a Party; (v) information communicated with the express written consent of the other Party, or (vi) information legally requested or required to be disclosed pursuant to a competent judicial order or other legal, administrative or regulatory process.

Neither Party gains any ownership of the other Party’s Proprietary Information hereunder and each Party agrees that any Proprietary Information provided to it by the other Party shall at all times remain the sole property of the other Party.

Each Party acknowledges that the Proprietary Information of the other Party is valuable and must be kept confidential. Each party shall hold the Proprietary Information of the other Party confidential and shall limit access to such Proprietary Information to its employees and agents whose use of such Proprietary Information is necessary for the conduct of its business. Each Party shall take commercially reasonable steps to prevent unauthorized disclosure or use of the Proprietary Information of the other Party.

Each Party acknowledges that either Party delivering confidential customer information may be subject to certain laws and regulations regarding the privacy and protection of consumer information, and that any receipt or use of confidential customer information by either Party may also be subject to compliance with such state and federal laws and regulations, including, if applicable the laws and regulations of the Commonwealth of Massachusetts.

The provisions found in this Article XIII. on Confidential Information will survive any expiration or termination of the Agreement.

2.   Schedule A of the Agreement is hereby deleted in its entirety and replaced with the Amended Schedule A attached hereto.

3.  This Amendment may be signed in counterparts.

IN WITNESS WHEREOF, the parties have hereto affixed their respective authorized signatures, intending that this Amendment be effective as of the 1st day of May, 2011.

TRANSAMERICA LIFE INSURANCE COMPANY

By:           /s/
Name:           Arthur D. Woods
Title:           Vice President

VARIABLE INSURANCE PRODUCTS FUND
VARIABLE INSURANCE PRODUCTS FUND II
VARIABLE INSURANCE PRODUCTS FUND III
VARIABLE INSURANCE PRODUCTS FUND IV
VARIABLE INSURANCE PRODUCTS FUND V

By:           /s/
Name:           Bryan Merhrmann
Title:           Deputy Treasurer

FIDELITY DISTRIBUTORS CORPORATION

By:           /s/
Name:
Title:

Schedule A

Separate Accounts and Associated Contracts

Name of Products	Name of Accounts	Date of Resolutions of Company’s Board which established the Accounts
Fidelity Income PlusSM	Fidelity Variable Annuity Account	August 24, 1979 (by an affiliate subsequently acquired by the Company)
Transamerica LandmarkSM Variable Annuity	Separate Account VA B	January 19, 1990
Transamerica FreedomSM Variable Annuity	Separate Account VA B	January 19, 1990
Retirement Income Builder® Variable Annuity	Retirement Builder Variable Annuity Account	March 29, 1996
Immediate Income BuilderSM	Retirement Builder Variable Annuity Account	March 29, 1996
Portfolio SelectSM Variable Annuity	Retirement Builder Variable Annuity Account	March 29, 1996
Retirement Income Builder® II Variable Annuity	Retirement Builder Variable Annuity Account	March 29, 1996
Transamerica ExtraSM Variable Annuity	Separate Account VA C	February 20, 1997
Transamerica AccessSM Variable Annuity	Separate Account VA D	February 20, 1997
Privilege SelectSM Variable Annuity	Separate Account VA E	February 20, 1997
Premier Asset BuilderSM Variable Annuity	Separate Account VA F	May 15, 2000

Accounts continued…

Name of Contracts	Name of Accounts	Date of Resolutions of Company’s Board which established the Accounts
Immediate Income BuilderSM II	Separate Account VA J	May 15, 2000
Retirement Income Builder® – BAI Variable Annuity, under the marketing name: “Retirement Income Builder IV"	Separate Account VA K	July 10, 2001
Flexible Premium Variable Annuity – A, under the marketing name: “Transamerica Opportunity BuilderSM” and “Transamerica TraditionsSM”	Separate Account VA P	November 26, 2001
Advantage V	PFL Corporate Account One	August 10, 1998
PFL Variable Universal Life Policy	PFL Variable Life Account A	July 1, 1999
Legacy Builder Plus Variable Universal Life Policy	Separate Account VUL A	November 20, 1998
Advantage X Variable Adjustable Life Insurance Policy	Transamerica Corporate Separate Account Sixteen	June 16, 2003
Advantage R3 Variable Adjustable Life Insurance Policy	Transamerica Separate Account R3	November 23, 2009
Flexible Premium Variable Annuity – C, under the marketing name: “Transamerica PrincipiumSM”	Separate Account VA R	November 26, 2001
Advantage VI Variable Adjustable Group Life Insurance Policy	PFL Corporate Account One	August 10, 1998
Flexible Premium Variable Annuity – I, under the marketing name: “Transamerica Advisor EliteSM Variable Annuity”	Separate Account VA X	May 15, 2000

Accounts continued…
Name of Contracts	Name of Accounts	Date of Resolutions of Company’s Board which established the Accounts
Flexible Premium Variable Annuity – J, under the marketing name: “Transamerica AxiomSM Variable Annuity”	Separate Account VA Y	October 19, 2001
Name of Contracts	Name of Accounts	Date of Resolutions of Company’s Board which established the Accounts
TransMark Optimum Choice® Variable Annuity	Separate Account VA – 8	June 11, 1996
Flexible Premium Variable Annuity – G, under the marketing name: “Transamerica LibertySM Variable Annuity”	Separate Account VA W	May 15, 2000
Transamerica Elite	Separate Account VUL-3	November 30, 1999
TransSurvivor	Separate Account VUL-4 of Transamerica Life Insurance Company	February 1, 2001
TransUltra	Separate Account VUL-5 of Transamerica Life Insurance Company	May 1, 2001
TransAccumulator VUL and TransAccumulator VUL II	Separate Account VUL-6 of Transamerica Life Insurance Company	February 4, 2002
Variable Protector	Variable Life Account A	July 1, 1999
MEMBERS® Landmark Variable AnnuitySM	Separate Account VA B	January 19, 1990
MEMBERS® Freedom Variable AnnuitySM	Separate Account VA B	January 19, 1990
MEMBERS® Extra Variable AnnuitySM	Separate Account VA C	February 20, 1997
MEMBERS® Liberty Variable AnnuitySM	Separate Account VA G	May 15, 2000

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